Exhibit 99.1

NEWS RELEASE

For Immediate Release		November 20, 2008

Contacts:	John K. Keach, Jr.	Mark T. Gorski
	Chairman	Executive Vice President
	Chief Executive Officer	Chief Financial Officer
	(812) 373-7816	(812) 373-7379

INDIANA COMMUNITY BANCORP SELECTED TO PARTICIPATE IN THE TREASURY CAPITAL PURCHASE PROGRAM

(Columbus, In) – Indiana Community Bancorp (the "Company") (NASDAQ: INCB), the holding company of Indiana Bank and Trust Company of Columbus, Indiana (the “Bank”), today announced that the Company received preliminary approval from the Treasury to participate in the Treasury Capital Purchase Program.  The Company filed an application for capital totaling $21.5 million, or approximately 2.5% of total risk weighted assets, as a part of the voluntary program designed to make capital available to healthy institutions.  The Company has until December 17, 2008 to complete the documentation process with the Treasury.

John K. Keach, Jr., Chairman and Chief Executive Officer, stated “We are pleased to receive preliminary approval from the Treasury.  The Treasury Department’s preliminary approval of our application based on feedback from our primary regulator reflects confidence in Indiana Bank and Trust.  Our sound banking practices and focus on our local markets have served our customers and communities in central and southeast Indiana well for the past 100 years.”  Mark T. Gorski, Executive Vice President and Chief Financial Officer, added “The Company and the Bank are both ‘well capitalized’ prior to participation in the Treasury program.  The additional capital would provide further financial strength and flexibility to respond to opportunities in our market area.”

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include expressions such as “expects,” “intends,” “believes,” and “should,” which are necessarily statements of belief as to the expected outcomes of future events.  Actual results could materially differ from those presented.  Indiana Community Bancorp undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. The Company’s ability to predict future results involves a number of risks and uncertainties, some of which have been set forth in the Company’s most recent annual report on Form 10-K, which disclosures are incorporated by reference herein.

***** END *****